Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997 appearing on page F-2 of Alyn Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.






          /s/PRICE WATERHOUSE LLP

          Costa Mesa, California
          October 21, 1997




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